CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the prospectus constituting part of the registration statement on Form S-8 of FX Energy, Inc. (the “Company”), of our Evaluation of Polish Gas Assets dated February 16, 2011, and our Evaluation of the Lisewo Discovery dated February 28, 2011, or information contained therein.  We also consent to the reference to us under the headings “Experts” respecting such reports in such prospectus.

RPS Energy

/s/ Michiel Stofferis

Michiel Stofferis
Petroleum Engineering Manager
23 September 2011